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                                                                  EXHIBIT 10.10


DATE:      10/4/96

TO:        MICHAEL POLICH


FROM:      ROGER BURTRAW


SUBJECT:   RETENTION BONUS


         This is a "special bonus" agreement to pay you the sum of $250,000 should the Doehler-Jarvis Division or the Power Train Division be sold separately.

         To be eligible for this bonus, you must remain with Harvard Industries throughout the effort to make such a sale and actively participate in the process. If a sale is consummated, you will receive this payment within ten
(10) business days following the closing.

         If you decide to remain with the buyer after such sale, this will be considered a resignation not for good reason and would void your previously agreed to Severance Agreement dated 9/17/96.

         Should the entire company be sold prior to the sale of the Doehler-Jarvis Division or the Power Train Division, your Severance Agreement will supersede this agreement to pay a "special bonus and this agreement will be void.

         This agreement is not an agreement by the Company to retain your services during this period.

         This agreement is effective on this date and will expire at the end of one (1) year unless renewed by the Company thirty (30) calendar days prior to its expiration.